SECURITIES AND EXCHANGE COMMISSION

     Washington, D.C. 20549

     ________________________

     FORM 8-K

     CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2004

AUTHENTIDATE HOLDING CORP.
(Exact name of Registrant as specified in charter)

Delaware	0-20190	14-1673067
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2165 Technology Drive, Schenectady, New York		12308
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (518) 346-7799

     (Former name or former address, if changed since last report.)

Item 5: Other Events.

     On August 12, 2004, Authentidate Holding Corp. (“Authentidate”) announced that Mr. John J. Waters was appointed to serve as Authentidate’s Executive Vice President-Chief Administrative Officer. Authentidate had announced on July 12, 2004, that Mr. Waters was appointed to serve on its Board of Directors. Mr. Waters will continue to serve as a member of Authentidate’s Board of Directors. A press release disclosing this event was released on August 12, 2004 and is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7: Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Press release issued by Authentidate Holding Corp. dated August 12, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2004	AUTHENTIDATE HOLDING CORP.
(Registrant)

By: /s/ Dennis H. Bunt
Dennis H. Bunt
Chief Financial Officer